Exhibit 99.1

Pegasystems Inc.

2017 Executive Officers Base Salaries and Target Bonus Percentages and Incentives

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$470,000	100%

Kenneth Stillwell	Chief Financial Officer and Chief Administrative Officer (principal financial officer)	$415,000	60%

Douglas Kra**	Senior Vice President, Global Customer Success	$350,000	40%

Michael Pyle	Senior Vice President, Engineering	$363,000	60%

Leon Trefler***	Senior Vice President, Global Customer Success	$350,000	40%

*	Percentage of 2017 base salary
**	In 2017, Douglas Kra will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as target sales commissions of $150,000.
***	In 2017, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as target sales commissions of $225,000.